UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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BLACKROCK ESG CAPITAL ALLOCATION TERM TRUST

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Your vote matters ESG Capital Allocation Term Trust (ECAT) Vote the WHITE form today 1. To Elect the Class I, Class II and Class III Board Member Nominees FOR 1.1 Cynthia L. Egan (Class I) 1.2 Lorenzo A. Flores (Class I) 1.3 Stayce D. Harris (Class I) 1.4 R. Glenn Hubbard (Class II) 1.5 W. Carl Kester (Class II) 1.6 John M. Perlowski (Class II) 1.7 Robert Fairbairn (Class III) 1.8 J. Phillip Holloman (Class III) 1.9 Arthur P. Steinmetz (Class III) ! BY NOT VOTING, YOU RISK SIGNIFICANT CHANGES TO YOUR INVESTMENT AND MONTHLY PAYOUT Real actions have real impact Increased distributions to shareholders since inception 2x $927m Higher distributions Total distributions vs peers1 since inception2 Shareholder-friendly actions have helped ECAT generate more returns than its peers1 and comparable benchmark3 Return on market price since Jan. 2023 47% 56% 86% Peer median Benchmark ECAT 1 Morningstar data as of December 31, 2025. Peer group data reflects the median distributions for the Morningstar Closed-End Tactical Allocation category, excluding BlackRock funds. 93.11% of the distribution rate was from a return of capital. A return of capital distribution may involve a return of the shareholder’s original investment; 2 BlackRock data as of December 31, 2025; 3 Morningstar, BlackRock data as of December 31, 2025. Benchmark return data reflects the performance of the MSCI World Index (65%) and the Bloomberg U.S. Aggregate Bond Index (35%). ECAT data reflects the Fund’s return on market price. Peer data does not include BlackRock funds. All data between January 1, 2023 and December 31, 2025. All returns cumulative.

HOW TO VOTE 1. To Elect the Class I, Class II and Class III Board Member Nominees. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1.1 Cynthia L. Egan (Class I) 1.6 John M. Perlowski (Class II) 1.2 Lorenzo A. Flores (Class I) 1.7 Robert Fairbairn (Class III) 1.3 Stayce D. Harris (Class I) 1.8 J. Phillip Holloman (Class III) 1.4 R. Glenn Hubbard (Class II) 1.9 Arthur P. Steinmetz (Class III) 1.5 W. Carl Kester (Class II) Voting is simple Vote online By scanning the QR code or using the website provided on your enclosed WHITE voting instruction form Vote by phone By calling the number on your enclosed WHITE voting instruction form or using the ProxyVote app Vote by mail By completing and returning your enclosed WHITE voting instruction form in the postage paid envelope provided ! ONLY RETURN THE WHITE VOTING INSTRUCTION FORM YOU RECEIVE ON BEHALF OF BLACKROCK If you have already sent back a voting instruction form received from another shareholder, you can still change your vote by promptly voting on the WHITE voting instruction form, which will replace the voting instruction form you previously completed. ? If you have any questions about the proposals to be voted upon, please feel free to contact BlackRock’s proxy solicitor – Georgeson LLC – toll free at 1-866-961-8444.

The Fund has adopted a managed distribution plan (the "Plan") to support a level monthly distribution of income, capital gains and/or return of capital. **The fixed amounts distributed per share are subject to change at the discretion of the Board.** Under its Plan, the Fund will distribute all available net income to its shareholders, consistent with its investment objectives and as required by the Internal Revenue Code of 1986, as amended (the "Code"). If sufficient income (inclusive of net investment income and short-term capital gains) is not available on a monthly basis, the Fund will distribute long-term capital gains and/or return capital to its shareholders in order to maintain a level distribution.

The Fund's estimated sources of the distribution paid this month and for its current fiscal year are as follows:

Estimated Allocations as of March 31, 2026[1]

Distribution	Net Income	Net Realized Short-Term Gains	Net Realized Long-Term Gains	Return of Capital
$0.277010	$0.018474 (7%)	$0 (0%)	$0.082987 (30%)	$0.175549 (63%)

Estimated Allocations for the Fiscal Year through March 31, 2026[1]

Distribution	Net Income	Net Realized Short-Term Gains	Net Realized Long-Term Gains	Return of Capital
$0.831030	$0.036097 (4%)	$0 (0%)	$0.153278 (18%)	$0.641655 (78%)

[1] The Fund estimates that it has distributed more than its income and net-realized capital gains in the current fiscal year; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the shareholder's investment is paid back to the shareholder. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income." When distributions exceed total return performance, the difference will reduce the Fund's NAV per share.

The amounts and sources of distributions reported are only estimates and are being provided to you pursuant to regulatory requirements and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Fund Performance and Distribution Rate Information*

Average annual total return (in relation to NAV) for the 5-year period ending on 02/27/2026	Annualized current distribution rate expressed as a percentage of NAV as of 02/27/2026	Cumulative total return (in relation to NAV) for the fiscal year through 02/27/2026	Cumulative fiscal year distributions as a percentage of NAV as of 02/27/2026
8.77%	20.83%	2.29%	3.47%

* The Fund launched within the past 5 years; the performance and distribution rate information presented for the Fund reflects data from inception to 2/27/2025.

Important information about the Fund

This material is not an advertisement and is intended for existing shareholder use only. This document and the information contained herein relates solely to BlackRock ESG Capital Allocation Term Trust (ECAT). The information contained herein does not relate to, and is not relevant to, any other fund or product sponsored or distributed by BlackRock or any of its affiliates. **This document is not an offer to sell any securities and is not a solicitation of an offer to buy any securities.**

Common shares for the closed-end fund identified above are only available for purchase and sale at current market price on a stock exchange. A closed-end fund's dividend yield, market price and net asset value (NAV) will fluctuate with market conditions. The information for this Fund is provided for informational purposes only and does not constitute a solicitation of an offer to buy or sell Fund shares.

Performance results reflect past performance and are no guarantee of future results. Current performance may be lower or higher than the performance data quoted. All returns assume reinvestment of all dividends. The market value and NAV of a fund's shares will fluctuate with market conditions. Closed-end funds may trade at a premium to NAV but often trade at a discount.

© 2026 BlackRock, Inc. or its affiliates. All Rights Reserved. **BLACKROCK** is a trademark of BlackRock, Inc., or its affiliates. All other trademarks are those of their respective owners.

April 2026 | BlackRock ESG Capital Allocation Term Trust (ECAT)

BlackRock.

Not FDIC Insured • May Lose Value • No Bank Guarantee

ECAT_2026_FL2